Exhibit 4.14

FORM A Serial No. FOR CDP OFFICIAL USE ONLY Serial No. Acknowledgement of receipt for application submitted by hand to CDP's counter. No acknowledgement will be given for submissions deposited into boxes located at CDP's premises. Name(s) of Entitled Depositor(s) Securities Account Number CDP OFFICIAL/DATE Chartered Semiconductor Manufacturing Ltd. FORM A REMITTANCE TO BE ATTACHED HERE THIS IS NOT A TRANSFERABLE OR NEGOTIABLE DOCUMENT AND IS ONLY FOR USE BY THE ENTITLED DEPOSITOR(S) WHOSE NAME(S) APPEAR(S) BELOW. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER IMMEDIATELY. CHARTERED SEMICONDUCTOR MANUFACTURING LTD. (Incorporated in the Republic of Singapore on 16 November 1987) (Company Registration Number: (UEN) 19870358K) APPLICATION FORM FOR NEW ORDINARY SHARES AND EXCESS ORDINARY SHARES (""ARE'') NAME(S) AND ADDRESS OF ENTITLED DEPOSITOR(S) Securities Account Number Number of ordinary shares in Securities Account as at 5.00 p.m. on March 18, 2009 (the ""Ordinary Share Books Closure Date'') Last date and time for Acceptance, Excess Application and Payment: April 6, 2009 at 5.00 p.m. (if acceptance and (if applicable) application is made through CDP) April 6, 2009 at 9.30 p.m. (if acceptance and (if applicable) application is made through an ATM of a Participating Bank) **Number of new ordinary shares provisionally allotted If you hold ordinary shares in the capital of the Company (as defined below), or ordinary shares, through a finance company or Depository Agent, including but without limitation those who have paid for their ordinary shares using CPF monies, you will need to go through these intermediaries for the acceptance of the new ordinary shares arising from the rights offering provisionally allotted to you and (if applicable) application for the excess ordinary shares, or excess application. Making an acceptance and (if applicable) excess application directly to The Central Depository (Pte) Limited, or CDP, for new ordinary shares held through such intermediaries may cause your acceptance and (if applicable) excess application to be rejected by CDP. IMPORTANT EACH ENTITLED DEPOSITOR MUST COMPLETE AND SIGN THIS ARE. AN UNSIGNED ARE IS LIABLE TO BE REJECTED. THIS ARE NEED NOT BE SUBMITTED TO CDP IF APPLICATION IS MADE THROUGH AN ATM OF A PARTICIPATING BANK (IF APPLICABLE). Chartered Semiconductor Manufacturing Ltd. 27 for 10 Renounceable Rights Offering of 6,869,926,194 Ordinary Shares directly or in the form of American Depositary Shares In connection with the rights offering, a Singapore offer information statement (comprising the prospectus supplement dated March 11, 2009, accompanying prospectus dated March 11, 2009, and instructions booklet for participation in the rights offering of new ordinary shares by Chartered Semiconductor Manufacturing Ltd. dated March 11, 2009, or instructions booklet) has been lodged as an offer information statement under Section 277 of the Securities and Futures Act, Chapter 289 of Singapore, or the Securities and Futures Act, with the Monetary Authority of Singapore, or the Authority. A copy of each of this ARE and the Singapore offer information statement has been lodged with the Authority. The Authority assumes no responsibility for the contents of this ARE and the Singapore offer information statement. Lodgment of this ARE and the Singapore offer information statement with the Authority does not imply that the Securities and Futures Act, or any other legal or regulatory requirements, have been complied with. The Authority has not, in any way, considered the merits of the new ordinary shares being offered for investment. In-principle approval has been obtained from the SGX-ST for the listing and quotation of all new ordinary shares arising from the rights offering on the Main Board of the SGX-ST, subject to certain conditions. All new ordinary shares arising from the rights offering will be admitted to the Official List of the SGX-ST and official quotation will commence after the share certificates in relation thereto have been issued and the notification letters from CDP have been despatched. The SGX-ST assumes no responsibility for the correctness or accuracy of any of the statements made, reports contained and opinions expressed in this ARE and the Singapore offer information statement. In-principle approval granted by the SGX-ST for the listing and quotation of the new ordinary shares arising from the rights offering on the Main Board of the SGX-ST is not to be taken as an indication of the merits of the Company, its subsidiaries, the ordinary shares in the capital of the Company, the rights offering, the rights to buy new ordinary shares (directly or in the form of American Depositary Shares), or the new ordinary shares arising from the rights offering (directly or in the form of American Depositary Shares). This ARE and the Singapore offer information statement may not be used for the purpose of, and do not constitute, an offer, invitation or solicitation to anyone in any jurisdiction under any circumstances in which such an offer, invitation or solicitation is unlawful or unauthorized, or to any person to whom it is unlawful to make such an offer, invitation or solicitation. To: CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED Dear Sirs, ACCEPTANCE OF PROVISIONAL ALLOTMENT OF NEW ORDINARY SHARES *I/We hereby irrevocably accept: - (i) the number of new ordinary shares indicated in (A) on the following page; or (ii) the number of such new ordinary shares represented by the provisional allotment of new ordinary shares as may be standing to the credit of the ""Free Balance'' of *my/our Securities Account with CDP as at the abovementioned last date and time for acceptance and payment (whichever is the lesser number), at the subscription price of S$0.07 for each new ordinary share, or the subscription price, in accordance with and subject to the terms and conditions of the Singapore offer information statement, (if applicable) the Memorandum and Articles of Association of the Company, and the instructions contained in this ARE. *I/We hereby acknowledge that, in determining the total number of new ordinary shares represented by the provisional allotment of new ordinary shares which *I/we can validly accept, the Company and CDP are entitled, and *I/we hereby authorise the Company and CDP to take into consideration:- (i) the total number of new ordinary shares represented by the provisional allotment of new ordinary shares which *l/we have validly accepted, whether under this ARE or any other application form for new ordinary shares; (ii) the total number of new ordinary shares represented by the provisional allotment of new ordinary shares standing to the credit of the ""Free Balance'' of *my/our Securities Account with CDP which is available for acceptance; and (iii) the total number of new ordinary shares represented by the provisional allotment of new ordinary shares which has been disposed of by *me/us. *I/We hereby acknowledge that the determination of the Company and CDP shall be conclusive and binding on *me/us.

APPLICATION FOR EXCESS ORDINARY SHARES

*I/We hereby irrevocably and unconditionally apply for the number of excess ordinary shares as indicated in (B) below in addition to *my/our provisional allotment of new ordinary shares indicated above at the subscription price in accordance with and subject to the terms and conditions of the Singapore offer information statement, (if applicable) the Memorandum and Articles of Association of the Company, and the instructions contained in this ARE. If no number is indicated, *my/our application for excess ordinary shares shall be treated as invalid and *I/we shall be deemed not to have applied for any excess ordinary shares notwithstanding that the remittance submitted together with this ARE exceeds the amount payable for *my/our acceptance of the new ordinary shares provisionally allotted to *me/us. *I/We hereby undertake and agree to accept whatever number of excess ordinary shares not exceeding the number of excess ordinary shares that *I/we have applied for as may be allotted to *me/us at the Company’s discretion in accordance with and subject to the terms and conditions of the Singapore offer information statement, (if applicable) the Memorandum and Articles of Association of the Company, and the instructions contained in this ARE.

PAYMENT

For use by persons accepting and (if applicable) applying through CDP with cashier’s order or banker’s draft

*I/We enclose herewith a *cashier’s order/banker’s draft drawn in Singapore currency on a bank in Singapore for the full amount payable for the provisional allotment of new ordinary shares accepted by *me/us and (if applicable) the excess ordinary shares applied for by *me/us at the subscription price. *I/We hereby authorise CDP to present the *cashier’s order/banker’s draft in Singapore currency drawn on a bank in Singapore for payment and to return or refund any acceptance and (if applicable) excess application monies or the balance thereof without interest or any share of revenue or other benefit arising therefrom by means of a crossed cheque drawn on a bank in Singapore and sent by ordinary post at *my/our own risk to *my/our mailing address as recorded with CDP or in such other manner as *I/we may have agreed with CDP for the payment of any cash distributions.

ELIGIBILITY TO PARTICIPATE IN THE RIGHTS OFFERING

If *I/we have registered addresses outside Singapore and the United States, or *I/we *am/are accepting new ordinary shares and/or making an application for excess ordinary shares on behalf of a person located or resident outside Singapore and the United States, *my/our attention *has/have been drawn to the section entitled “The Offering — Holders of ADSs and Ordinary Shares Not Eligible to Participate in this Offering” and “The Offering — Offering, Selling and Transfer Restrictions” in the Singapore offer information statement. *I/We note that *I/we should consult *my/our professional advisers before deciding whether to participate in the rights offering. It is *my/our responsibility to observe the laws of any relevant jurisdiction(s) and to ensure that *my/our participation in the rights offering (whether directly or on behalf of another person) would not require notification, registration, filing or any other action to be taken in such jurisdiction(s).

By accepting and/or renouncing this ARE, *I/we will be deemed to have represented and warranted to the Company that *I/we am/are not in any jurisdiction in which it is unlawful, or subject to any laws of any jurisdiction(s) which render it unlawful, to make or accept any offer to subscribe for new ordinary shares or to use this ARE in any manner in which *I/we have used or will use it.

Without prejudice to the foregoing, the Company reserves the right, but shall not be obliged to, treat as invalid any acceptance or purported acceptance and (if applicable) excess application or purported excess application, or decline to register such acceptance or purported acceptance and (if applicable) excess application or purported excess application (a) which appears to the Company or its agents to have been executed in any jurisdiction outside Singapore and the United States or which the Company believes may violate any applicable legislation of such jurisdiction, (b) which provides an address outside Singapore and the United States for the receipt of the share certificate(s) for the new ordinary shares or which requires the Company to despatch the share certificate(s) to an address in any jurisdiction outside Singapore and the United States or (c) which purports to exclude any deemed representation or warranty.

APPROPRIATION

*I/We hereby acknowledge that, in the case where:-

(a)	the amount of remittance payable to the Company in respect of *my/our acceptance of new ordinary shares and (if applicable) in respect of *my/our application for excess ordinary shares as per the instructions received by CDP on the Company’s behalf whether under this ARE, the Application Form for New Ordinary Shares, or ARS, and/or any other application form for the new ordinary shares and/or excess ordinary shares differs from the amount actually received by CDP, or

(b)	the amount as stated in (A) and (B) below in this ARE, (A) in the ARS and/or in any other application form for new ordinary shares and/or excess ordinary shares differs from the amount received by CDP, or otherwise payable by *me/us in respect of *my/our acceptance of the new ordinary shares and (if applicable) in respect of *my/our application for the excess ordinary shares, the Company and CDP shall be entitled, and *I/we hereby authorise the Company and CDP, to determine and appropriate all amounts received by CDP on the Company’s behalf for each application on its own whether under this ARE, the ARS and/or in any other application form for new ordinary shares and/or excess ordinary shares as follows:- firstly, towards payment of all amounts payable in respect of *my/our acceptance of new ordinary shares; and secondly, (if applicable) towards payment of all amounts payable in respect of *my/our application for excess ordinary shares. Without prejudice to the above, the Company and CDP shall be entitled to make such appropriation for each application based on the amount received for that application, notwithstanding payment (or overpayment) made in this or other application(s). *I/We hereby acknowledge that the determination and appropriation by the Company and/or CDP shall be conclusive and binding on *me/us.

In the event that *I/we accept new ordinary shares by way of this ARE and/or ARS and/or apply for excess ordinary shares by way of this ARE and/or ARS and also by way of an electronic application (if applicable), the Company and/or CDP shall be authorised and entitled to accept *my/our instructions in whichever mode or combination as the Company and/or CDP may, in their/its absolute discretion, deem fit. Without prejudice to the generality of the foregoing, in such a case, *I/we have irrevocably authorised the Company and/or CDP to apply all amounts received whether under this ARE, the ARS and/or any other application form for new ordinary shares and/or excess ordinary shares (including an electronic application (if applicable)) in whichever mode or combination as the Company and/or CDP may, in their/its absolute discretion, deem fit.

REGISTRATION

*I/We hereby request and authorise the Company to register the new ordinary shares and (if applicable) the excess ordinary shares in the name of CDP (or its nominee) and to credit the same to *my/our abovementioned Securities Account with CDP.

*I/We hereby acknowledge that: — (i) *my/our receipt of this ARE was accompanied by the Singapore offer information statement (if *my/our registered address with CDP as at the ordinary shares books closure date is in Singapore, or if *I/we had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in Singapore for the service of notices or documents) or the U.S. prospectus together with the instructions booklet (if *my/our registered address with CDP as at the ordinary shares books closure date is in the United States, or if *I/we had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in United States for the service of notices or documents).; (ii) this ARE and the Singapore offer information statement (if *my/our registered address with CDP as at the ordinary shares books closure date is in Singapore, or if *I/we had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in Singapore for the service of notices or documents) or the U.S. prospectus together with the instructions booklet (if *my/our registered address with CDP as at the ordinary shares books closure date is in the United States, or if *I/we had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in United States for the service of notices or documents) were received by *me/us in Singapore or the United States; and (iii) if *my/our registered address with CDP as at the ordinary shares books closure date is in the United States, or if *I/we had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in United States for the service of notices or documents, all references herein to the Singapore offer information statement, the contents of which are substantially similar to the U.S. prospectus together with the instructions booklet, shall be construed as the U.S. prospectus together with the instructions booklet.

		Subscription		***Amount payable to
		price for each		“CDP — CHARTERED SGD	***Cashier’s order/banker’s draft no.
		new ordinary		RIGHTS OFFERING	(indicate name of bank)
Chartered Semiconductor Manufacturing Ltd.	Quantity	share		ACCOUNT”	(Only one single remittance is required)
(A) Number of new ordinary shares accepted		S$	0.07	S$

(B) Number of excess ordinary shares applied for		S$	0.07	S$

Total [(A) + (B)]		S$	0.07	S$

NOTE: CDP only accepts BANKER’S DRAFT/CASHIER’S. Acceptance and (if application) excess application through CDP using any other mode of payment such as the use of a PERSONAL CHEQUE, POSTAL ORDER OR MONEY ORDER issued by a Post Office in Singapore will be rejected by CDP.

Name(s) and capacity(ies) of at least two authorised signatories (if entitled depositor is a corporation)

1.	2.
Date	Name and capacity	Name and capacity	Signature(s) of depositor(s)/joint depositors.
(For corporations, at least two (2) authorised signatories and the
Common Seal to be affixed in accordance with their
Memorandum and Articles of Association)

*	Delete accordingly.

**	This serves as a confirmation to you from CDP that your Securities Account has been credited with the number of new ordinary shares provisionally allotted as stated. No other confirmation note will be sent by CDP.

***	For use by persons accepting through CDP with cashier’s order or banker’s draft drawn in Singapore currency on a bank in Singapore.

Form A

INSTRUCTIONS FOR COMPLETION OF THIS APPLICATION FORM FOR NEW ORDINARY SHARES AND EXCESS ORDINARY SHARES (“ARE”)

This ARE should be completed if you wish to accept the new ordinary shares provisionally allotted to you and (if applicable) apply for excess ordinary shares as indicated in this ARE unless your acceptance and (if applicable) excess application is made by an electronic application (if applicable).

THIS ARE IS NOT TRANSFERABLE AND MAY ONLY BE USED BY YOU.

ACCEPTANCE OF PROVISIONAL ALLOTMENT OF NEW ORDINARY SHARES AND APPLICATION FOR EXCESS ORDINARY SHARES

To accept all or part of the number of new ordinary shares provisionally allotted to you as indicated in this ARE and (if applicable) to apply for excess ordinary shares, please: -

(i)	complete and sign this ARE and return it together with a single remittance as payment for the full amount due on acceptance and (if applicable) excess application by hand to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED, 4 SHENTON WAY #02-01, SGX CENTRE 2, SINGAPORE 068807, or by post at your own risk in the enclosed self-addressed envelope provided, to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED, ROBINSON ROAD POST OFFICE P.O. BOX 1597, SINGAPORE 903147, in each case so as to arrive not later than 5.00 p.m. on April 6, 2009; or

(ii)	make an electronic application through an ATM of a Participating Bank (if applicable) using cash only by authorising such Participating Bank to deduct the full amount payable for the relevant number of new ordinary shares accepted (and if applicable) excess ordinary shares applied for from your account with such Participating Bank by following the instructions appearing on the ATM screens of such Participating Bank not later than 9.30 p.m. on April 6, 2009. NO CASHIER’S ORDER OR BANKER’S DRAFT IS REQUIRED IF YOU ARE ACCEPTING AND (IF APPLICABLE) APPLYING THROUGH AN ATM OF A PARTICIPATING BANK. This ARE need not be submitted to CDP if an electronic application is made.

The new ordinary shares provisionally allotted to you and standing to the credit of your Securities Account with CDP will be deemed to have been declined and will forthwith lapse and become void, and will cease to be capable of acceptance if an acceptance of such new ordinary shares and payment therefor are not made through CDP by 5.00 p.m. on April 6, 2009 or (if applicable) through an ATM of a Participating Bank by 9.30 p.m. on April 6, 2009 in accordance with and subject to the terms and conditions contained in the Singapore offer information statement, (if applicable) the Memorandum and Articles of Association of the Company, and the instructions contained in this ARE. To the extent that such provisional allotment of new ordinary shares have been accepted in part only, the balance will be deemed to have been declined and will forthwith lapse and become void and cease to be capable of being accepted by you. CDP takes no responsibility for any decision that you or the Company may make.

Where an acceptance, (if applicable) excess application and/or payment does not conform strictly to the instructions set out under the Singapore offer information statement, the ARE, ARS, PAL and/or any other application form for new ordinary shares and/or excess ordinary shares, or where an acceptance and/or excess application is illegible, incomplete, or incorrectly completed or accompanied by an improperly or insufficiently drawn remittance, or does not comply with the instructions for electronic application (if applicable), or where the “Free Balance” of your Securities Account is not credited with, or is credited with less than the relevant number of new ordinary shares accepted as at the last date and time for acceptance, excess application and payment for the new ordinary shares, the Company and/or CDP may, at their/its absolute discretion, reject or treat as invalid any such acceptance, excess application, payment and/or other process of remittance at any time after receipt in such manner as they/it may deem fit.

The Company and/or CDP shall be entitled to process each application submitted by an entitled depositor for the acceptance of his provisional allotment of new ordinary shares and (if applicable) excess application and the payment received in relation thereto on its own, without regard to any other application and payment that may be submitted by the same entitled depositor. For the avoidance of doubt, insufficient payment for an application may render the application invalid. Evidence of payment (or overpayment) in other applications shall not constitute, or be construed as, an affirmation of such invalid acceptance and (if applicable) application for excess ordinary shares.

Subject to compliance with any applicable law or the rules of any applicable stock exchange, the Company may consummate the rights offering even if the underwriting agreement (as defined in the Singapore offer information statement) is terminated or the conditions precedent to the underwriting obligations of the underwriters (as defined in the Singapore offer information statement) under the underwriting agreement are not fulfilled or (if applicable) waived on or prior to the closing date of the rights offering.

AVAILABILITY OF EXCESS ORDINARY SHARES

The excess ordinary shares available for application are subject to the terms and conditions contained in the Singapore offer information statement, (if applicable) the Memorandum and Articles of Association of the Company, and the instructions contained in this ARE, the ARS, PAL and Form E. Applications for excess ordinary shares will, at the directors’ absolute discretion, be satisfied from such new ordinary shares as are not validly taken up by the entitled depositors or the purchasers of the provisional allotments of new ordinary shares, the entitled scripholders or their renouncees, the new ordinary shares underlying disregarded fractional entitlements, the unsold “nil-paid” provisional allotments of new ordinary shares (if any) of ineligible shareholders and any new ordinary shares that are otherwise not taken up for whatever reason, in accordance with the terms and conditions contained in this ARE, the ARS, PAL, Form E, the Singapore offer information statement and (if applicable) the Memorandum and Articles of Association of the Company. If the aggregate number of excess ordinary shares available for subscription (either directly or in the form of ADSs) is less than the aggregate number of excess ordinary shares so subscribed for, the Company will allocate the available excess ordinary shares to holders who have applied to subscribe for such excess ordinary shares. Such allocation will be made at the discretion of the Company primarily based on each applicant’s relative shareholding in the Company as of the ordinary share books closure date and the ADS record date, respectively, provided that no applicant for excess ordinary shares shall be allocated more excess ordinary shares than the number for which they have applied. Priority will be given to the rounding of odd lots but otherwise, no distinction will be made between directors, substantial shareholders, other shareholders of of the Company and other applicants for excess ordinary shares. CDP takes no responsibility for any decisions that the directors may make. The directors of the Company reserve the right to reject any application for excess ordinary shares in whole or in part without giving any reason whatsoever therefor. In the event that the number of excess ordinary shares allotted to the entitled depositor is less than the number of excess ordinary shares applied for, the entitled depositor shall be deemed to have accepted the number of excess ordinary shares actually allotted to him.

REMITTANCE

If you are accepting your provisional allotment of new ordinary shares and (if applicable) applying for excess ordinary shares through an ATM of a Participating Bank (if applicable), no cashier’s order or banker’s draft is required. You must have a valid ATM card issued in your own name by the relevant Participating Bank. This ARE need not be submitted to CDP if you are accepting and (if applicable) applying through an ATM of a Participating Bank.

If you are accepting your provisional allotment of new ordinary shares and (if applicable) applying for excess ordinary shares through CDP, the duly completed ARE must be accompanied by A SINGLE REMITTANCE for the full amount payable for the relevant number of new ordinary shares accepted and (if applicable) excess ordinary shares applied for at the subscription price, made in Singapore currency in the form of a cashier’s order or banker’s draft drawn on a bank in Singapore, and made payable to “CDP — CHARTERED SGD RIGHTS OFFERING ACCOUNT” and crossed “NOT NEGOTIABLE, A/C PAYEE ONLY”. Your name and Securities Account number must be clearly written in block letters on the reverse side of the cashier’s order or banker’s draft. NO COMBINED CASHIER’S ORDER OR BANKER’S DRAFT FOR DIFFERENT SECURITIES ACCOUNTS OR OTHER FORM OF PAYMENT (INCLUDING THE USE OF A PERSONAL CHEQUE, POSTAL ORDER OR MONEY ORDER ISSUED BY A POST OFFICE IN SINGAPORE) WILL BE ACCEPTED.

CERTIFICATES

The certificates for the new ordinary shares and excess ordinary shares will be registered in the name of CDP or its nominee. Upon the crediting of the new ordinary shares and excess ordinary shares, CDP will send to you, BY ORDINARY POST AND AT YOUR OWN RISK, a notification letter showing the number of new ordinary shares and excess ordinary shares credited to your Securities Account.

SALE OF PROVISIONAL ALLOTMENT OF NEW ORDINARY SHARES

If you wish to sell all or part of your provisional allotment of new ordinary shares, you may do so through your dealer or remisier, for the period up to the last day for trading of the provisional allotment of new ordinary shares as determined by the SGX-ST. If you have sold only part of your provisional allotment of new ordinary shares, you can accept the balance of your provisional allotment of new ordinary shares by completing this ARE or by electronic application (if applicable) and following the instructions under the paragraphs captioned “ACCEPTANCE OF PROVISIONAL ALLOTMENT OF NEW ORDINARY SHARES AND APPLICATION FOR EXCESS ORDINARY SHARES” above. If you wish to sell all or part of your provisional allotment of new ordinary shares, you need not forward this ARE to the purchaser(s) as arrangements will be made by CDP for a separate ARS to be issued and sent to the purchaser(s) at his/their respective address(es) in Singapore or the United States as recorded with CDP.

RETURN OF SURPLUS APPLICATION MONIES

In the case of applications for excess ordinary shares, if no excess ordinary shares are allotted to you or if the number of excess ordinary shares allotted to you is less than that applied for, the amount paid on application or the surplus application monies, as the case may be, will be returned and refunded to you without interest or any share of revenue or other benefit arising therefrom within 14 days after the last day for acceptance, excess application and payment of the new ordinary shares by any one or a combination of the following:- (i) by crediting your bank account with the relevant Participating Bank at your own risk (if you apply through an ATM of a Participating Bank (if applicable)), the receipt by such bank being a good discharge to the Company, the joint lead managers and underwriters and CDP of their obligations, if any, thereunder; or (ii) by means of a crossed cheque drawn on a bank in Singapore and sent BY ORDINARY POST AT YOUR OWN RISK to your mailing address as maintained with CDP or in such other manner as you may have agreed with CDP for the payment of any cash distributions (if you apply through CDP).

GENERAL INSTRUCTIONS

(1)	Submission of this ARE purporting to be signed by the person(s) in whose name(s) it was issued shall be conclusive evidence in favour of the Company, CDP and the joint lead managers and underwriters of the title of the person(s) lodging it to deal with the same.

(2)	If payment and acceptance of the provisional allotment of new ordinary shares and (if applicable) application for excess ordinary shares in the manner specified in this ARE and the Singapore offer information statement are not received through CDP by 5.00 p.m. on April 6, 2009 or through an ATM of a Participating Bank by 9.30 p.m. on April 6, 2009 (if applicable), the provisional allotment of new ordinary shares will be deemed to have been declined and will lapse and become void and cease to be capable of acceptance. In such event, CDP will, on behalf of the Company, return or refund all monies received subsequent to the specified time and date to you without interest or any share of revenue or other benefit arising therefrom by (i) CREDITING YOUR BANK ACCOUNT WITH THE RELEVANT PARTICIPATING BANK AT YOUR OWN RISK (if you accept and (if applicable) apply through an ATM of a Participating Bank (if applicable)), the receipt by such Participating Bank being good discharge to CDP, the Company and the joint lead managers and underwriters for their obligations, if any, or (ii) BY MEANS OF A CROSSED CHEQUE IN SINGAPORE CURRENCY DRAWN ON A BANK IN SINGAPORE SENT TO YOU BY ORDINARY POST AT YOUR OWN RISK to your mailing address as maintained with CDP or in such other manner as you may have agreed with CDP for the payment of any cash distributions (if you accept and (if applicable) apply through CDP).

(3)	Any surplus acceptance and (if applicable) excess application monies will be (i) CREDITED TO YOUR BANK ACCOUNT WITH THE RELEVANT PARTICIPATING BANK AT YOUR OWN RISK (if you accept and (if applicable) apply through an ATM of a Participating Bank (if applicable)), the receipt by such Participating Bank being good discharge to CDP, the Company and the joint lead managers and underwriters for their obligations, if any, or (ii) BY MEANS OF A CROSSED CHEQUE IN SINGAPORE CURRENCY DRAWN ON A BANK IN SINGAPORE SENT TO YOU BY ORDINARY POST AT YOUR OWN RISK to your mailing address as maintained with CDP or in such other manner as you may have agreed with CDP for the payment of any cash distributions (if you accept and (if applicable) apply through CDP), in each case without interest or any share of revenue or other benefit arising therefrom.

(4)	Please write clearly in English, using block letters.

(5)	Your attention is drawn to those provisions of Part VIII of the Securities and Futures Act, and The Singapore Code on Take-overs and Mergers, which may be applicable to an acquisition of ordinary shares in the capital of the Company. You should also consider the implications of those provisions before you accept the provisional allotment of new ordinary shares under this ARE and (if applicable) apply for excess ordinary shares.

(6)	On behalf of the Company, CDP reserves the right to refuse to accept any acceptance(s) and (if applicable) excess application(s) if this ARE is not duly executed or if the “Free Balance” of your Securities Account is not credited with, or is credited with less than the relevant number of new ordinary shares accepted as at the last date and time for acceptance, excess application and payment or for any other reason(s) whatsoever the acceptance and (if applicable) the excess application is in breach of, or is not in accordance with, the terms and conditions of, or instructions set out in, the ARE, the Singapore offer information statement or (if applicable) the Memorandum and Articles of Association of the Company, at CDP’s absolute discretion, and to return or refund all monies received to you without interest or any share of revenue or other benefit arising therefrom by (i) CREDITING YOUR BANK ACCOUNT WITH THE RELEVANT PARTICIPATING BANK AT YOUR OWN RISK (if you accept and (if applicable) apply through an ATM of a Participating Bank (if applicable)), the receipt by such Participating Bank being good discharge to CDP, the Company and the joint lead managers and underwriters for their obligations, if any, or (ii) BY MEANS OF A CROSSED CHEQUE IN SINGAPORE CURRENCY DRAWN ON A BANK IN SINGAPORE SENT TO YOU BY ORDINARY POST AT YOUR OWN RISK to your mailing address as maintained with CDP or in such other manner as you may have agreed with CDP for the payment of any cash distributions (if you accept and (if applicable) apply through CDP).

(7)	In the event that the Company and/or CDP receives instructions to accept the provisional allotment of new ordinary shares and (if applicable) instructions to apply for excess ordinary shares together with payment therefor both by way of this ARE, whether directly to CDP and/or through an ATM of a Participating Bank (if applicable), the Company/CDP shall be authorized and entitled to accept your instructions in whichever mode or a combination thereof as it/they may, in its/their absolute discretion, deem fit. In determining the number of new ordinary shares which you have validly given instructions to accept, you shall be deemed to have irrevocably given instructions to accept the lesser of the aggregate number of new ordinary shares you have accepted by way of this ARE, whether directly to CDP and/or through an ATM of a Participating Bank (if applicable), or the number of new ordinary shares represented by the provisional allotment standing to the credit of the “Free Balance” of your Securities Account which is available for acceptance as at the last date of acceptance and payment. If applicable, in determining the number of excess ordinary shares which you have validly given instructions to apply for, you shall be deemed to have irrevocably given instructions to apply for and agreed to accept such number of excess ordinary shares not exceeding the aggregate number of excess ordinary shares for which you have applied by way of this ARE, whether directly to CDP and/or through an ATM of a Participating Bank (if applicable). The Company and/or CDP, in determining the number of new ordinary shares and (if applicable) the number of excess ordinary shares in which you have given valid instructions for acceptance of or excess application for, as the case may be, shall be authorized and entitled to have regard to the aggregate amount of payment received for the acceptance of or the excess application for, as the case may be, new ordinary shares whether by way of cashier’s order or banker’s draft accompanying this ARE or by way of application through an ATM of a Participating Bank (if applicable), which you have authorised or deemed to have authorised to be applied towards the payment in respect of your acceptance and (if applicable) excess application.

(8)	By completing and delivering this ARE or by making an electronic application through an ATM of a Participating Bank (if applicable) and in consideration of the Company issuing and distributing this ARE to you, you agree that: -

(a)	your acceptance of the provisional allotment of new ordinary shares and (if applicable) your application for excess ordinary shares is irrevocable (whether or not any supplementary or replacement document is lodged with the Authority);

(b)	your remittance will be honoured on first presentation and that any monies returnable may be held pending clearance of your payment and will not bear interest or enjoy any share of revenue or other benefit arising therefrom;

(c)	the contract arising from your acceptance of the provisional allotment of new ordinary shares and (if applicable) your application for excess ordinary shares shall be governed by, and construed in accordance with, Singapore law and you irrevocably submit to the non-exclusive jurisdiction of the Singapore courts;

(d)	in the event that your acceptance of your provisional allotment of new ordinary shares and (if applicable) excess application is/are invalid, presentation of your remittance for payment by or on behalf of the Company shall not constitute, or be construed as, an affirmation of such invalid acceptance and (if applicable) excess application;

(e)	all applications for excess ordinary shares are accepted by the Company solely by the allotment and issue of the relevant new ordinary shares and not otherwise, notwithstanding the presentation of your remittance for payment by or on behalf of the Company;

(f)	any interest, share of revenue or other benefit accruing on or arising from or in connection with any acceptance and (if applicable) application monies shall be for the benefit of the Company and neither the Company, CDP, CPF Board, the joint lead managers and underwriters nor any other person involved in the rights offering shall be under any obligation whatsoever to account for such interest, share of revenue or other benefit to you or any other person;

(g)	you will not be entitled to exercise any remedy of rescission for misrepresentation at any time after your acceptance of your provisional allotment of new ordinary shares and (if applicable) your application for excess ordinary shares;

(h)	in accepting your provisional allotment of new ordinary shares and (if applicable) in applying for excess ordinary shares, reliance is placed solely on the information contained in the Singapore offer information statement and that none of the Company, CDP, CPF Board, the joint lead managers and underwriters or any other person involved in the rights offering shall have any liability for any information not so contained; and

(i)	you authorise CDP to give, provide, divulge, disclose or reveal any information pertaining to your Securities Account maintained in CDP’s record, including, without limitation, your name(s), your NRIC number(s) or passport number(s), Securities Account number(s), address(es), the number of ordinary shares standing to the credit of your Securities Account, the number of new ordinary shares provisionally allotted to you, your acceptance and (if applicable) excess application and any other information to the Company, the joint lead managers and underwriters and any other relevant parties as CDP may deem fit for the purpose of the rights offering and your acceptance and (if applicable) excess application.

(9)	You also irrevocably agree and acknowledge that the submission of your acceptance and (if applicable) excess application and payment thereof if effected through an ATM of a Participating Bank (if applicable), is subject to risks of electrical, electronic, technical and computer-related faults and breakdowns, fires, acts of God, mistakes, losses, theft (in each case whether or not within the control of the Company, CDP, CPF Board, the joint lead managers and underwriters, the Share Registrar or the Participating Banks) and any other events whatsoever beyond the control of the Company, CDP, CPF Board, the joint lead managers and underwriters, the Share Registrar and/or the Participating Banks and if, in any such event, the Company, CDP, CPF Board, the joint lead managers and underwriters, the Share Registrar and/or the Participating Banks do not record or receive the same by the last date and time for acceptance, excess application and payment for the new ordinary shares, or such data or tape containing such data is lost, corrupted, destroyed or not otherwise accessible, whether wholly or partially for whatever reason, you shall be deemed not to have accepted the new ordinary shares and (if applicable) applied for the excess ordinary shares and you shall have no claim whatsoever against the Company, CDP, CPF Board, the joint lead managers and underwriters, the Share Registrar or the Participating Banks in respect of any purported acceptance thereof and (if applicable) excess application thereof, or for any compensation, loss or damages in connection therewith or in relation thereto.

(10)	Unless expressly provided to the contrary in the Singapore offer information statement and this ARE, a person who is not a party to any contracts made pursuant to the Singapore offer information statement and this ARE has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of such contracts. Notwithstanding any term contained herein or therein, the consent of any third party is not required for any subsequent agreement by the parties hereto or thereto to amend or vary (including any release or compromise of any liability) or terminate such contracts. Where third parties are conferred rights under such contracts, those rights are not assignable or transferable.

(11)	Terms defined or construed in this ARE shall, unless otherwise stated, bear the meanings assigned to them in the Singapore offer information statement.

(12)	A reference to a time of the day in this ARE shall be reference to Singapore time, unless otherwise stated.